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                          BRIGGS & STRATTON CORPORATION

             FORM 10-Q for Quarterly Period Ended December 31, 2000



                                                                EXHIBIT NO. 10.0



                   AMENDMENT TO BRIGGS & STRATTON CORPORATION
                ECONOMIC VALUE ADDED INCENTIVE COMPENSATION PLAN



         WHEREAS, the Corporation desires to amend the Briggs & Stratton Corporation Economic Value Added Incentive Compensation Plan to make administrative changes under the Plan,

         NOW THEREFORE, BE IT RESOLVED, that the Plan be amended as follows:

         1.  Section II. Plan Administration, is amended to read as follows:

             "The Compensation Committee of the Board of Directors (the "Committee") shall be responsible for the design, administration, and interpretation of the Plan."

         2. Section VII. D. is amended by adding the following sentence to the end of the first paragraph:

             "For purposes of this section, the date a participant is deemed to be terminated pursuant to disability shall be the date the employee begins receiving a monthly Long Term Disability Benefit under the Company's Group Insurance Plan."

         FURTHER RESOLVED, that the appropriate officers of this Corporation be and they hereby are authorized and directed to take any and all such further actions as they deem necessary or desirable in order to implement the foregoing resolutions, including the incorporation of the amendment into a restated Plan document.